FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations	Debra Berliner
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-3118	Tel: 212-725-4500
Fax: +86-22-8213-7914	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: dberliner@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS FIRST QUARTER RESULTS

TIANJIN, CHINA – May 16, 2011 – Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, NYSE AMEX: TBV), www.tiens-bio.com, a company dedicated to the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements, today announced financial results for the quarter ended March 31, 2011.

Revenue for the first quarter of 2011 was $13.1 million, compared to $11.4 million for 2010.

Net income for first quarter of 2011 was $2.9 million, or $0.04 per share, compared to $3.6 million, or $0.05 per share for 2010.

The 14.4% increase in revenue for the first quarter of 2011 mainly resulted from a 21.2% increase in domestic sales as compared to the year-ago period. There were two primary reasons for the robustness of the domestic market. First, distributors rushed to increase inventory in advance of the planned price increases for some products that were scheduled for March 2011. Additionally, Tiens began to see the effects of the long-awaited direct selling license that was awarded by the Ministry of Commerce of the People’s Republic of China on March 11, 2011.  On the international front, Tiens experienced a modest 4.6% increase as a result of increased sales to South Africa.

Net income, however, was negatively impacted by an increase of $1.4 million in selling, general and administrative expenses. This increase was primarily responsible for the 18.3% decrease in net income for the quarter and was mainly due to increases in depreciation related to the transfer of construction in progress to fixed assets.

Other Highlights

Cost of sales were $4.1 million in 2011 compared to $3.4 million in 2010, an increase of 20.2%. This increase was primarily due to the corresponding increase in sales. However, cost of sales rose at a higher rate than sales overall, as a result of a reduction in sales of the Company’s higher margin products.

Gross profit increased by 11.9% to $8.9 million in 2011, compared to $8.0 million in 2010. The gross profit margin for 2011 was 68.3% compared to 69.8% for the same period in 2010.

Selling, general and administrative expenses increased by 39.3% to $4.9 million in 2011, compared to $3.5 million in 2010. The increase was primarily due to the aforementioned increases in depreciation.

As of March 31, 2011, Tiens had $130.7 million of retained earnings and total shareholders' equity of $190.1 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We are pleased by the increase in sales this quarter and expect our new domestic selling license to be a growing contributor to revenue in the months and years ahead. In the international arena, we are confident that our operations will gradually improve as worldwide economic conditions continue to recover. Likewise, operational improvements made at the distributor level should also boost results over time.  Our commitment to both domestic and international growth remains steadfast as we continue to manage our business through the economic recovery and look ahead toward further execution of our strategic growth plans in both China and abroad.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE AMEX: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 45 countries. Since its establishment, Tiens has developed and produced 37 nutrition supplements, which include wellness products and dietary supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 87 branches.  Outside of China, Tiens sells its products to affiliated companies in 45 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; and (v) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov.

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

	Three months ended March 31,
	2011	2010
REVENUE-RELATED PARTIES	$13,050,225	$11,403,363

COST OF SALES-RELATED PARTIES	4,136,399	3,440,881

GROSS PROFIT	8,913,826	7,962,482

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,870,886	3,497,547

INCOME FROM OPERATIONS	4,042,940	4,464,935

Interest expense	(131,636)	-
Interest income	7,992	1,872
Other expense	(529,185)	(253,710)
OTHER EXPENSE, NET	(652,829)	(251,838)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,390,111	4,213,097

PROVISION FOR INCOME TAXES	446,299	609,502

NET INCOME	2,943,812	3,603,595

LESS: Net income attributable to the noncontrolling interest	(190,204)	(342,057)

NET INCOME ATTRIBUTABLE TO THE COMPANY	2,753,608	3,261,538

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	1,012,022	14,970

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	3,765,630	3,276,508

COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	257,361	343,398

COMPREHENSIVE INCOME	$4,022,991	$3,619,906

EARNINGS PER SHARE, BASIC AND DILUTED	$0.04	$0.05

WEIGHTED AVERAGE NUMBER OF SHARES, BASIC AND DILUTED	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010 (AUDITED)

	March 31,	December 31,
	2011	2010
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash	$9,691,411	$10,155,522
Accounts receivable, trade-related parties, net of allowance for doubtful accounts of $4,152,284 and $3,869,617 as of March 31, 2011 and December 31, 2010, respectively	11,279,779	10,012,861
Inventories	6,801,856	5,703,349
Other receivables	942,959	1,045,952
Other receivables-related parties	17,327,387	17,376,522
Employee advances	127,314	170,842
Prepaid expenses, net	356,817	415,208
Prepaid taxes	3,689,268	3,646,140
Total current assets	50,216,791	48,526,396

PROPERTY, PLANT AND EQUIPMENT, net	72,098,917	72,037,542

OTHER ASSETS:
Construction in progress	130,736,007	128,715,283
Construction deposits	20,177,749	12,490,855
Intangible assets, net	12,991,801	12,987,000
Other assets	10,302,761	10,721,040
Total other assets	174,208,318	164,914,178

Total assets	$296,524,026	$285,478,116

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$14,719,467	$14,120,791
Advances from customers-related parties	7,546,016	8,688,877
Wages and benefits payable	1,584,986	1,613,782
Short-term debt	7,610,000	3,024,800
Income taxes payable	717,129	490,782
Contractor deposits	195,485	209,376
Contractor payables	26,888,982	28,134,711
Other payables	1,109,025	1,113,416
Other payables-related parties	5,337,033	1,417,516
Total current liabilities	65,708,123	58,814,051

NON-CURRENT LIABILITIES
Long term debt	18,568,400	18,451,280
Deferred income	11,400,523	11,473,853
Total non current liabilities	29,968,923	29,925,133

Total liabilities	95,677,046	88,739,184

EQUITY:
Shareholders' equity of the Company:
Common stock, $0.001 par value, 250,000,000 shares authorized, 71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	18,428,796	18,349,908
Statutory reserves	16,465,144	16,465,144
Retained earnings	130,711,559	127,957,951
Accumulated other comprehensive income	24,405,648	23,393,626
Total shareholders' equity of the Company	190,082,481	186,237,963
Noncontrolling interest	10,764,499	10,500,969
Total equity	200,846,980	196,738,932
Total liabilities and equity	$296,524,026	$285,478,116

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

	Three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,943,812	$3,603,595
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Deferred income	(145,776)	-
Provision for doubtful accounts	257,427	202,247
Depreciation	1,117,611	417,469
Amortization	85,020	83,557
loss on assets written off	655,611	-
Gain on sale of assets	-	(15,082)
Rental expense borne by a related party	84,834	81,749
(Increase) decrease in assets:
Accounts receivable, trade-related parties	(1,457,625)	4,933,543
Other receivables	109,344	93,577
Other receivables-related parties	141,586	(1,200,159)
Inventories	(1,050,293)	304,560
Employee advances	44,495	13,935
Prepaid expense	60,774	64,017
Increase (decrease) in liabilities:
Accounts payable	500,706	(819,926)
Advances from customers-related parties	(1,194,866)	4,034,448
Wages and benefits payable	(38,897)	(416,798)
Other taxes payable	202,713	550,140
Other payables	(11,159)	19,487
Other payables-related parties	3,900,777	1,079,414
Net cash provided by operating activities	6,206,094	13,029,773

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Life Resources	-	3,000,000
Proceeds from disposal of a subsidiary	-	700,000
Construction deposits	(7,783,013)	(562,642)
Contractor deposits	(15,180)	-
Addition to construction in progress	(2,729,380)	(9,112,590)
Equipment deposits	(427,179)	(1,558,192)
Proceeds from sales of properties	-	2,621,021
Purchase of equipment and automobiles	(163,060)	(88,505)
Net cash used in investing activities	(11,117,812)	(5,000,908)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceed from short term debt	4,554,000	-
Net cash provided by financing activities	4,554,000	-

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(106,393)	(3,895)

NET INCREASE (DECREASE) IN CASH	(464,111)	8,024,970

CASH, beginning of period	10,155,522	1,848,328

CASH, end of period	$9,691,411	$9,873,298

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$342,018	$-
Income taxes	$223,653	$213,625

REVENUE BY REGION

	Three months ended March 31,
	2011	2010
China	$8,218,691	$6,783,273
International	4,831,534	4,620,090
Total	$13,050,225	$11,403,363